UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 12, 2019

REIGN RESOURCES CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

333-204486	47-2573116
(Commission File Number)	(IRS Employer Identification No.)

9465 Wilshire Boulevard Beverly Hills, CA 90212
(Address of Principal Executive Offices)

(213) 457-3772
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 4.01. Change in Registrant's Certifying Accountant

Effective December 12, 2019, Reign Resources Corporation (the "Company") dismissed Benjamin & Young LLP ("Benjamin & Young") as its independent registered accounting firm and engaged Benjamin & Ko as its new independent registered accounting firm.

Since Benjamin & Young's appointment as our independent registered accounting firm on October 8, 2018 and through December 12, 2019, which included its audits of our financial statements and reviews of Forms 10-K for the years ended December 31, 2018 and 2017, and reviews of the quarterly reports on Form 10-Q for the year ended December 31, 2018, there were (i) no disagreements between the Company and Benjamin & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement, if not resolved to the satisfaction of Benjamin & Young, would have caused Benjamin & Young to make reference thereto in their reports on the financial statements for such years, and (ii) no "reportable events" as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Benjamin & Young with a copy of this Form 8-K and requested that Benjamin & Young furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not Benjamin & Young agrees with the above statements. A copy of such letter, dated January 3, 2020, is attached as Exhibit 16.1 to this Form 8-K.

During the years ended December 31, 2018 and 2017, and in the subsequent interim period through December 12, 2019, the Company has not consulted with Benjamin & Ko regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company that Benjamin & Ko concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K.

Item 8.01. Other Events.

Effective as of December 31, 2019, the Company has amended the conversion price of all of its currently outstanding convertible promissory notes. The conversion price of all of the Company's currently outstanding convertible promissory notes shall now be $0.0025 per share. In addition, the maturity dates of all outstanding convertible promissory notes that were in default as of December 31, 2019 have been amended to March 31, 2020. There were no additional modifications or amendments made to the outstanding convertible promissory notes.

Item 9.01.   Financial Statements and Exhibits.

(d)  Exhibits.

In reviewing the agreements included or incorporated by reference as exhibits to this Current Report on Form 8-K, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure about the Company or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in this Current Report on Form 8-K and in our other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

Exhibit
Number	Description
16	Letter from Benjamin & Young dated January 3, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2020

REIGN RESOURCES CORPORATION

/s/ Joseph Segelman___________________________

By: Joseph Segelman

Chief Executive Officer